SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CHOCK FULL O NUTS

          GABELLI INTERNATIONAL LTD
                                10/11/99            2,000-           11.6406

          GAMCO INVESTORS, INC.
                                10/14/99           70,000-           11.4286
                                10/13/99           30,000-           11.5521
                                10/13/99           17,400-           11.4734
                                10/12/99           54,500-           11.2076
                                10/11/99           15,500-           11.6976
                                10/08/99           77,400-           11.6754
                                10/08/99           57,600-           11.6847
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/14/99            8,000-           11.4496
                                10/14/99            9,000-           11.5121
                                10/11/99           17,000-           11.5930
                                10/08/99           10,000-           11.6371
               THE GABELLI EQUITY INCOME FUND
                                10/08/99            3,402-           11.6371















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.